Exhibit 10.23

EXHIBIT A

RELEASE AGREEMENT

This RELEASE AGREEMENT (this “Agreement”) dated October 13, 2016, is made and entered into by and between Genco Shipping & Trading Limited (the “Company”), and Peter C. Georgiopoulos (the “Former Director”).

WHEREAS, the Former Director has resigned effective October 13, 2016; and

WHEREAS, pursuant to the Separation Agreement between the Former Director and the Company, dated October 13, 2016, (the “Separation Agreement”) it is a condition precedent to the Company’s obligations to make certain payments under Section 2 of the Separation Agreement and that Former Director executes and delivers this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and in the Separation Agreement, the sufficiency and receipt of which is hereby acknowledged, the Former Director agrees as follows:

1.        General Release and Waiver of Claims.

(a)In consideration for the benefits provided to Former Director under the Separation Agreement (the “Consideration”), Former Director hereby releases and forever discharges and holds the Company, subsidiaries of the Company, affiliates of the Company and each officer, director, employee, partner (general and limited), equity holder, member, manager, agent, subsidiary, affiliate, successor and assign and insurer of any of the foregoing (collectively, the “Releasees”) harmless from all claims or suits, of any nature whatsoever (whether known or unknown), being directly or indirectly related to Former Director’s service with the Company or the termination thereof, including, but not limited to, any claims for notice, pay in lieu of notice, wrongful dismissal, discrimination, harassment, severance pay, bonus, incentive compensation, interest, any claims relating to Former Director’s service as with the Company, through the date hereof.

(b)This release includes, but is not limited to, contract and tort claims, claims arising out of any legal restriction on the Company’s right to terminate its employees and claims or rights under federal, state, and local laws prohibiting employment discrimination, including, but not limited to, claims or rights under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991; the Equal Pay Act; the Age Discrimination in Employment Act of 1967 (“ADEA”), including the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act; the Employee Retirement Income Security Act; the Worker Adjustment and Retraining Notification Act, and any other federal, state, or local law (statutory or decisional), regulation or ordinance (if and to the extent applicable and as the same may be amended from time to time), or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Releasees; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses (including attorneys’ fees incurred in these matters), which arose through the date Former Director executes this Agreement.

(c)Former Director acknowledges that the consideration given for this Agreement is in addition to anything of value to which Former Director was already entitled.

(d)Former Director acknowledges that because this Agreement contains a general release of all claims including under the ADEA, and is an important legal document, he has been advised to consult with legal counsel of his own choosing.  Former Director may take up to twenty-one (21) days to decide whether to execute this Agreement, and he may revoke his signature by delivering or mailing a signed notice of revocation to the Company at its corporate offices within seven (7) days after executing it.

(e)Notwithstanding the foregoing, this Agreement does not release (i) claims which cannot be lawfully released, (ii) Former Director’s rights of indemnification and directors’ and officers’ liability insurance coverage, if any, to which he is entitled with regard to his service as a director of the Company and (iii) claims with respect to the breach of any covenant to be performed by the Company pursuant to this Agreement or any other claims arising from actions or omissions occurring after the date of this Agreement.  Further, the release contained herein does not, and shall not be construed to, release or limit the scope of any existing obligation of the Company with respect to payments to be made under Section  2 of the Separation Agreement.

(f)Former Director acknowledges that there is a risk that after signing this Agreement he may discover losses or claims that are released under this Agreement, but that are presently unknown to him.  Former Director assumes this risk and understands that this Agreement shall apply to any such losses and claims.  Former Director understands that this Agreement includes a full and final release covering all known and unknown, suspected or unsuspected injuries, debts, claims or damages which have arisen or may have arisen from any matters, acts, omissions or dealings released herein.  Former Director acknowledges that by accepting the Consideration, he assumes and waives the risks that the facts and the law may be other than as he believes.

2.        Nothing in this Agreement shall be construed to affect the independent right and responsibility of the Equal Employment Opportunity Commission (“EEOC”) to enforce the law; provided,  however, Former Director is barred from receiving any monetary damages in connection with any EEOC proceeding concerning matters covered by this Agreement to the fullest extent permitted by law.

3.        This Agreement shall not be construed as an admission by any of the Releasees or the Former Director of any violation of any federal, state or local law.

4.        FORMER DIRECTOR ACKNOWLEDGES THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY; THAT TO THE EXTENT HE HAS DESIRED, HE HAS AVAILED HIMSELF OF THAT RIGHT; THAT HE HAS CAREFULLY READ AND

UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT; AND THAT HE IS KNOWINGLY AND VOLUNTARILY ENTERING INTO THIS AGREEMENT.

5.        Dispute Resolution.  Any dispute arising out of, under, pursuant to, or in any way relating to this Agreement shall be governed by Section 5 of the Separation Agreement.

6.        Miscellaneous

(a)Governing Law.  This Agreement and any and all claims arising out of, under, pursuant to, or in any way related to this Agreement, including but not limited to any and all claims (whether sounding in contract or tort) as to this Agreement’s scope, validity, enforcement, interpretation, construction, and effect shall be governed by the laws of the State of New York (without regard to any conflict of law rules which might result in the application of the laws of any other jurisdiction).

(b)Construction.  There shall be no presumption that any ambiguity in this Agreement should be resolved in favor of one party hereto and against another party hereto.  Any controversy concerning the construction of this Agreement shall be decided neutrally without regard to authorship.

(c)Counterparts.  This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, and such counterparts will, when executed by the parties hereto, together constitute but one agreement.  Facsimile and electronic signatures shall be deemed to be the equivalent of manually signed originals.

(d)Modification; Waiver.  This Agreement may not be modified or amended except in writing signed by the parties.

(e)Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof; and this Agreement supersedes all other agreements and drafts hereof, oral or written, between the parties hereto with respect to the subject matter hereof.  No promises, statements, understandings, representations or warranties of any kind, whether oral or in writing, express or implied, have been made to Former Director to induce Former Director to enter into this Agreement other than the express terms set forth herein, and Former Director is not relying upon any promises, statements, understandings, representations, or warranties other than those expressly set forth in this Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

Genco Shipping & Trading Limited

By:	/s/ John C. Wobensmith
Name: John C. Wobensmith
Title: President

Accepted and Agreed to:

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING RELEASE AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, AND THAT I AM ENTERING INTO IT VOLUNTARILY.  I FURTHER ACKNOWLEDGE THAT I AM AWARE OF MY RIGHTS TO REVIEW AND CONSIDER THIS RELEASE FOR 21 DAYS AND TO CONSULT WITH AN ATTORNEY ABOUT IT, AND STATE THAT BEFORE SIGNING THIS AGREEMENT, I HAVE EXERCISED THESE RIGHTS TO THE FULL EXTENT THAT I DESIRED.  I ALSO UNDERSTAND THAT I MAY REVOKE MY SIGNATURE WITHIN SEVEN (7) DAYS AFTER SIGNING.

Peter C. Georgiopoulos

/s/ Peter C. Georgiopoulos	Date:	October 13, 2016